Combined Amended and Restated Rule 18f-3 Multi-Class Plan, including Exhibit B, amended as of June 15, 2006. Incorporated herein by reference to exhibit (n)(1) to Post-Effective Amendment No. 40 to the Registrant’s Registration Statement as filed with the Securities and Exchange Commission on June 28, 2006 (Accession Number 0001145443-06-002202).

Exhibit B, amended as of August 10, 2006, to the Combined Amended and Restated Rule 18f-3 Multi-Class Plan.  Incorporated herein by reference to exhibit (n)(2) to Post-Effective Amendment No. 44 to the Registrant’s Registration Statement as filed with the Securities and Exchange Commission on October 25, 2006 (Accession Number 0001145443-06-003178).